Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:
Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-2963
investor_relations@extremenetworks.com	vbellofatto@extremenetworks.com

EXTREME NETWORKS REPORTS INCREASED REVENUE AND PROFITABILITY

Company announces $50 million share repurchase program

SANTA CLARA, Calif., Oct. 26, 2005 – Extreme Networks, Inc. (Nasdaq: EXTR), a leader in open converged networks, today announced financial results for its fiscal first quarter ended Oct. 2, 2005.

Net revenue for the first quarter of fiscal 2006 was $97.9 million, up 3 percent from the first quarter a year-ago. On a GAAP basis, the Company recorded net income of $4.4 million or $0.03 per diluted share. Included in the Company’s results on a GAAP basis was $1.9 million of expense for stock-based compensation. Excluding this expense, earnings per diluted share were $0.05, an increase from $0.03 per share in the first quarter a year ago.

These results represented the Company’s seventh consecutive quarter of year-over-year revenue growth and gross margin expansion.

Extreme Networks also announced that its Board of Directors has authorized the repurchase of up to $50 million of the Company’s common stock.

“Our increased revenue and profitability demonstrate both market acceptance for our open converged networking platform, and our ability to manage the business to our financial plan,” said Gordon L. Stitt, CEO of Extreme Networks. “As a measure of the confidence we have in our competitive position, we are implementing a $50 million share repurchase program.”

Gross margin for the quarter, on a GAAP basis, was 54.4 percent. Excluding expense for stock-based compensation, gross margin was 54.7 percent, an increase of 1.5 percent of net revenue compared to the first quarter a year ago.

Operating expenses, on a GAAP basis were $49.4 million for the quarter. Excluding expense for stock-based compensation, operating expenses were $47.8 million or 48.8 percent of net revenue, up slightly from 48.2 percent of net revenue in the same period a year ago.

Operating income, on a GAAP basis was $3.9 million for the quarter. Excluding $1.9 million in stock-based compensation, operating income was $5.8 million or 5.9 percent of sales, up from 5.0 percent of net revenue in the first quarter a year ago.

Cash provided by operations during the first quarter was $10.8 million. Cash, cash equivalents and investments at the end of the quarter were $450.3 million.

Revenues in the U.S. were $45.1 million in the first quarter of fiscal 2006, or 46 percent of total consolidated revenue; international revenues were $52.8 million or 54 percent of total consolidated revenue.

Management Expectations

The Company currently anticipates that revenues for its second fiscal quarter, ending Jan. 1, 2006, will be flat to up 5 percent from revenues in the just concluded first fiscal quarter. The Company anticipates that gross margins will be in a range of 54 percent to 55 percent of sales, excluding expense for stock-based compensation, and that operating expenses will be in a range of $47 million to $48 million, excluding expense for stock-based compensation.

Quarterly Business Highlights

•	Samsung Electronics selected Extreme Networks for high performance network for new global Research and Development facility

•	Leading UK publication names BlackDiamond 8800 “Product of the Year”

•	The BlackDiamond 8800 prevails over competitors’ products in 10 Gigabit Ethernet switch tests for “Best-in-Test” award by Sweden’s Network & Communication magazine

•	The UK’s University of Reading deploys Extreme Networks switching solutions for a campus network

•	France’s Televison Publicite, a subsidiary of the France Television Group, chooses Extreme Networks for a secure 10 Gigabit Ethernet network

•	Extreme Networks continues its relationship with Korea’s KT Ntopia by delivering a new residential metro Ethernet network

Conference Call

Extreme Networks will host a conference call to discuss these results today at 5:00 p.m. EDT (2:00 p.m. PDT), for more information visit http://www.extremenetworks.com/aboutus/investor/

Financial information to be discussed during the conference call is posted on the Investor Relations section of the Company’s website (www.extremenetworks.com).

Extreme Networks

Extreme Networks is a leader in open converged networks. Its innovative network architecture provides Enterprises and Metro Service Providers with the resiliency, adaptability and simplicity required for a true converged network that supports voice, video and data, over a wired and wireless infrastructure, while delivering high-performance and advanced security features. For more information, please visit www.extremenetworks.com

Non-GAAP Financial Measures

Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). In the first fiscal quarter of 2006, the Company adopted Financial Accounting Standards Board Statement No. 123(R), which requires companies to recognize the compensation cost associated with share-based payments in their financial statements. As a result, the financial statements for the first fiscal quarter of 2006 include the new stock-based compensation expense, however, comparable prior year periods are not required to be restated. Therefore, to supplement Extreme Networks’ consolidated financial statements presented in accordance with GAAP, the Company has provided non-GAAP financial information, which is adjusted to exclude all stock-based compensation expense. This non-GAAP reporting provides for comparable financial information and can enhance the understanding of the Company’s ongoing performance as a business. Therefore, Extreme Networks plans to use both GAAP and non-GAAP reporting internally to evaluate and manage its operations.

# # #

Extreme Networks, ExtremeWare and BlackDiamond are registered trademarks of Extreme Networks, Inc., in the United States and other countries. All other marks are the property of their respective holders.

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding our expectations for future operating results. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: our effectiveness in controlling expenses, fluctuations in demand for our products and services; a highly competitive business environment for network switching equipment; the possibility that we might experience delays in the development of new technology and products; customer response to our new technology and product; and a dependency on third parties for certain components and for the manufacturing of our products. We undertake no obligation to update the forward-looking information in this release. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which is on file with the Securities and Exchange Commission (http://www.sec.gov).

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 2, 2005	September 26, 2004
Net revenues:
Product	$81,917	$81,172
Service	16,005	13,914

Total net revenues	97,922	95,086

Cost of revenues:
Product (1)	35,926	36,302
Service (1)	8,708	8,228

Total cost of revenues	44,634	44,530

Gross margin:
Product	45,991	44,870
Service	7,297	5,686

Total gross margin	53,288	50,556

Operating expenses:
Sales and marketing (1)	25,916	23,230
Research and development (1)	16,263	15,399
General and administrative (1)	7,175	7,123
Amortization of deferred stock compensation (1)	—	62

Total operating expenses	49,354	45,814

Operating income	3,934	4,742
Other income, net	929	138

Income before income taxes	4,863	4,880
Provision for income taxes	510	754

Net income	$4,353	$4,126

Net income per share — basic	$0.04	$0.03

Net income per share — diluted	$0.03	$0.03

Shares used in per share calculation — basic	123,018	120,636

Shares used in per share calculation — diluted	124,754	123,376

(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$170	—
Cost of service revenue	108	—
Sales and marketing	782	$12
Research and development	525	3
General and administrative	285	—
Amortization of deferred stock compensation	—	62

Total stock-based compensation expense	$1,870	$77

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 2, 2005	July 3, 2005
Assets
Current assets:
Cash and cash equivalents	$73,145	$127,470
Short-term investments	255,884	127,889
Accounts receivable, net	30,058	30,778
Inventories	21,373	25,943
Prepaid expenses and other current assets	7,377	12,410

Total current assets	387,837	324,490

Property and equipment, net	49,236	50,438
Marketable securities	121,256	185,045
Other assets	21,619	23,641

Total assets	$579,948	$583,614

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$17,815	$18,283
Deferred revenue	34,246	36,688
Accrued warranty	7,333	7,471
Other accrued liabilities	38,866	42,462

Total current liabilities	98,260	104,904

Other long-term liabilities	15,265	16,913
Deferred revenue, less current portion	11,306	13,785
Convertible subordinated notes	200,000	200,000
Total stockholders’ equity	255,117	248,012

Total liabilities and stockholders’ equity	$579,948	$583,614

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	October 2, 2005	September 26, 2004
Cash flows from operating activities:
Net income	$4,353	$4,126
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,165	4,392
Provision for doubtful accounts	614	—
Provision for excess and obsolete inventory	155	—
Amortization of warrant	1,892	1,892
Amortization of deferred stock compensation	—	62
Stock-based compensation	1,870	—
Loss on disposal of assets	—	50
Net changes in operating assets and liabilities:
Accounts receivable	1,336	4,210
Inventories	4,439	1,943
Prepaid expenses and other current and noncurrent assets	3,933	(2,041)
Accounts payable	(468)	1,449
Deferred revenue	(4,921)	(3,082)
Accrued warranty	(138)	773
Other accrued liabilities	(5,409)	113

Net cash provided by operating activities	10,821	13,887

Cash flows from investing activities:
Capital expenditures	(1,963)	(2,160)
Purchases and maturities of investments, net	(64,559)	(5,955)

Net cash used in investing activities	(66,522)	(8,115)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,376	1,405

Net cash provided by financing activities	1,376	1,405

Net increase (decrease) in cash and cash equivalents	(54,325)	7,177
Cash and cash equivalents at beginning of period	127,470	59,164

Cash and cash equivalents at end of period	$73,145	$66,341

EXTREME NETWORKS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 2, 2005	September 26, 2004
GAAP net income	$4,353	$4,126
Adjustments:
Stock-based compensation	1,870	77
Income tax effect	—	—

Total non-GAAP adjustments	1,870	77

Non-GAAP net income	$6,223	$4,203

Non-GAAP net income per share — basic	$0.05	$0.03

Non-GAAP net income per share — diluted	$0.05	$0.03

Shares used in per share calculation — basic	123,018	120,636

Shares used in per share calculation — diluted	124,754	123,376